Exhibit 99.1

FOR IMMEDIATE RELEASE	PRESS RELEASE

NRG Yield Announces $150,000,000

At-The-Market (ATM) Equity Offering Program

PRINCETON, NJ — August 9, 2016 — NRG Yield, Inc. (the “Company” or “NRG Yield”) (NYSE: NYLD, NYLD.A) today announced a $150,000,000 At-The-Market (“ATM”) equity offering program and announced that it and NRG Yield LLC entered into an Equity Distribution Agreement (the “Agreement”) Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC (collectively, the “Agents”). Pursuant to the terms of the Agreement, the Company may offer and sell shares of the Company’s Class C common stock, par value $0.01 per share, from time to time through the Agents, as the Company’s sales agents for the offer and sale of the shares, up to an aggregate sales price of $150,000,000. Sales of the shares, if any, will principally be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed with the Agents. The shares will be issued pursuant to a prospectus supplement to the Company’s shelf registration statement on Form S-3 (File No. 333-205140) which became effective upon filing with the Securities and Exchange Commission in the United States on June 22, 2015. The Company intends to use the net proceeds from the sale of the shares for general corporate purposes, which may include the repayment of indebtedness and the funding of acquisitions and investments.

Under the terms of the Agreement, the Company also may sell shares of its Class C common stock to any of the Agents, as principal for its own account, at a price agreed upon at the time of sale. If the Company agrees to sell shares to any Agent as principal, it will enter into a separate terms agreement with such Agent, and will describe such agreement in a separate prospectus supplement or free writing prospectus.

The shares that may be issued by the Company under the ATM program have been approved for listing on the New York Stock Exchange. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to maintain or create successful partnering relationships with NRG Energy and other third parties, our ability to close drop-down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

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Contacts:

Media:	Investors:

Karen Cleeve	Kevin L. Cole, CFA
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527